Items 77M (for certain funds as listed below)
Note 10  Acquisition of Putnam VT Capital
Appreciation Fund
On February 17, 2009, Putnam VT Investors Fund issued 1,271,607 and 1,239,991 class IA and class IB shares, respectively, for 1,997,819 and 1,948,728 class IA and class IB shares of Putnam VT Capital Appreciation Fund to acquire that funds net assets in a taxfree exchange. The purpose of the transaction was to combine two Putnam funds with substantially similar investment objectives and investment strategies into a single Putnam fund with a larger asset base and therefore potentially lower expenses for fund shareholders. The investment portfolio of Putnam VT Capital Appreciation Fund with a fair value of $16,400,014 and an identified cost of $18,854,782 at February 13, 2009, was the principal asset acquired by Putnam VT Investors Fund. The net assets of Putnam VT Investors Fund and Putnam VT Capital Appreciation Fund on February 13, 2009, were $215,315,827 and $16,319,063, respectively. On February 13, 2009, Putnam VT Capital Appreciation Fund had undistributed net investment income of $30,756, accumulated net realized loss of $11,229,349 and unrealized depreciation of $2,454,768. The aggregate net assets of Putnam VT Investors Fund immediately following the acquisition were $231,634,890. Assuming the acquisition had been completed on January 1, 2009, the beginning of the annual reporting period of Putnam VT Investors Fund, pro forma results of operations for the year ended December 31, 2009 would not be materially different than that presented.
Information presented in the Statements of operations and changes in net assets reflect only the operations of Putnam VT Investors Fund.
Note 11  Acquisition of Putnam VT Discovery Growth Fund
On February 17, 2009, Putnam VT New Opportunities Fund issued 385,904 and 745,403 class IA and class IB shares, respectively, for 1,666,012 and 3,230,409 class IA and class IB shares of Putnam VT Discovery Growth Fund to acquire that funds net assets in a taxfree exchange. The purpose of the transaction was to combine two Putnam funds with substantially similar investment objectives and investment strategies into a single Putnam fund with a larger asset base and therefore potentially lower expenses for fund shareholders. The investment portfolio of Putnam VT Discovery Growth Fund with a fair value of $14,492,316 and an identified cost of $15,728,174 at February 13, 2009, was the principal asset acquired by Putnam VT New Opportunities Fund. The net assets of Putnam VT New Opportunities Fund and Putnam VT Discovery Growth Fund on February 13, 2009, were $482,108,017 and $14,555,354, respectively. On February 13, 2009, Putnam VT Discovery Growth Fund had undistributed net investment income of $2,672, accumulated net realized loss of $9,867,406 and unrealized depreciation of $1,235,858. The aggregate net assets of Putnam VT New Opportunities Fund immediately following the acquisition were $496,663,371. Assuming the acquisition had been completed on January 1, 2009, the beginning of the annual reporting period of Putnam VT New Opportunities Fund, pro forma results of operations for the year ended December 31, 2009 would not be materially different than that presented.
Information presented in the Statements of operations and changes in net assets reflect only the operations of Putnam VT New Opportunities Fund.
Note 12  Acquisition of Putnam VT New Value Fund
On February 17, 2009, Putnam VT Equity Income Fund issued 10,823,315 and 12,042,787 class IA and class IB shares, respectively, for 15,984,965 and 17,755,099 class IA and class IB shares of Putnam VT New Value Fund to acquire that funds net assets in a taxfree exchange. The purpose of the transaction was to combine two Putnam funds with substantially similar investment objectives and investment strategies into a single Putnam fund with a larger asset base and therefore potentially lower expenses for fund shareholders. The investment portfolio of Putnam VT New Value Fund with a fair value of $205,663,806 and an identified cost of $206,904,254 at February 13, 2009, was the principal asset acquired by Putnam VT Equity Income Fund. The net assets of Putnam VT Equity Income Fund and Putnam VT New Value Fund on February 13, 2009, were $132,847,115 and $206,222,051, respectively. On February 13, 2009, Putnam VT New Value Fund had undistributed net investment income of $737,299, accumulated net realized loss of $200,134,557 and unrealized depreciation of $1,240,448. The aggregate net assets of Putnam VT Equity Income Fund immediately following the acquisition were $339,069,166. Assuming the acquisition had been completed on January 1, 2009, the beginning of the annual reporting period of Putnam VT Equity Income Fund pro forma results of operations for the year ended December 31, 2009 would not be materially different than that presented.
Information presented in the Statements of operations and changes in net assets reflect only the operations of Putnam VT Equity Income Fund.
Note 13  Acquisition of Putnam VT OTC & Emerging
Growth Fund
On February 17, 2009, Putnam VT Vista Fund issued 1,728,483 and 1,738,785 class IA and class IB shares, respectively, for 3,254,031 and 3,275,021 class IA and class IB shares of Putnam VT OTC & Emerging Growth Fund to acquire that funds net assets in a taxfree exchange. The purpose of the transaction was to combine two Putnam funds with substantially similar investment objectives and investment strategies into a single Putnam fund with a larger asset base and therefore potentially lower expenses for fund shareholders. The investment portfolio of Putnam VT OTC & Emerging Growth Fund with a fair value of $29,339,841 and an identified cost of $28,748,682 at February 13, 2009, was the principal asset acquired by Putnam VT Vista Fund. The net assets of Putnam VT Vista Fund and Putnam VT OTC & Emerging Growth Fund on February 13, 2009, were $132,540,855 and $28,512,122, respectively. On February 13, 2009, Putnam VT OTC & Emerging Growth Fund had accumulated net investment loss of $93,192, accumulated net realized loss of $367,091,505 and unrealized appreciation of $591,159. The aggregate net assets of Putnam VT Vista Fund immediately following the acquisition were $161,052,977. Assuming the acquisition had been completed on January 1, 2009, the beginning of the annual reporting period of Putnam VT Vista Fund, pro forma results of operations for the year ended December 31, 2009 would not be materially different than that presented.
Information presented in the Statements of operations and changes in net assets reflect only the operations of Putnam VT Vista Fund.